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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

                 Telecorp Systems, Inc., a Georgia Corporation

                Syntellect Canada Inc., an Ontario Corporation

                          Syntellect Europe Limited,
           a Corporation formed under the laws of the United Kingdom

                          Syntellect Deutschland GmbH

                          Syntellect Technology Corp.

                     Syntellect Interactive Services, Inc.